REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Board of Trustees of Northern
Lights Variable Trust
and the Shareholders of Adaptive
Allocation Portfolio
In planning and performing our audit of
the financial statements of Adaptive
Allocation Portfolio (the Portfolio), a
series of shares of beneficial interest in Northern Lights Variable Trust, as of
December 31, 2015 and for the year
then ended, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States) (PCAOB), we considered the
Portfolios internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Portfolios internal control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Portfolio is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the
United States of America (GAAP).  A
companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Portfolios
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Portfolios internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2015.
This report is intended solely for the
information and use of management, the
shareholders of Adaptive Allocation
Portfolio, the Board of Trustees of
Northern Lights Variable Trust and the
Securities and Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.






		BBD, LLP

Philadelphia, Pennsylvania
February 12, 2016